EXHIBIT 10(a)

                            FOURTH AMENDMENT TO
                  STANHOME INC. SUPPLEMENTAL PENSION PLAN

         WHEREAS, Stanhome Inc., a Massachusetts corporation (the
"Company"), has heretofore adopted and maintains a supplemental pension plan for the benefit of certain of its employees designated the "Stanhome Inc. Supplemental Pension Plan" (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW, THEREFORE, pursuant to the power of amendment contained in
Section 5 of the Plan, the Plan is amended effective January 1, 1998 in the following respects:

         1. Section 2 of the Plan is amended to substitute the word "terms" for the phrase "penultimate three sentences" as such phrase appears three times therein.

         2. A new section is added at the end of the Plan to read as follows:

               13. Termination of Qualified Plan. In the event the Qualified Plan is terminated by the Company, all references in this Plan to the Qualified Plan shall be treated as references to such plan as in effect immediately prior to its termination. In addition, the following special provisions shall apply:

                           (i) Notwithstanding the first paragraph of
                  Section 3 of this Plan, a Participant's Supplemental Pension shall be paid, subject to the second paragraph of
                  Section 3 of this Plan, in the same form and at the same time, with any survivor benefit payable to the same Beneficiary, as the Pension payable to the Participant under the annuity contract purchased to satisfy the obligation to provide benefits to the Participant under the Qualified Plan.

                           (ii) For purposes of Section 7 of this Plan, the
                  "Committee" shall be comprised of the individuals who constituted the Committee immediately prior to the termination of the Qualified Plan. Thereafter, subject to the second paragraph of Section 7 of the Plan (relating to composition of the Committee upon the occurrence of a Change in Control), the board of directors of the Company shall have the same power to remove or appoint members of the Committee, and to fill vacancies thereon, as described in Section 11.1 of the Qualified Plan (as in effect immediately prior to the termination thereof).

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this 6th day of April, 1998.

                               STANHOME INC.

                               By: /s/ Allan Keirstead
                                   ----------------------------
                               Title:  Executive Vice President
                                       Chief Administrative and
                                       Financial Officer

ATTEST:

/s/ Mark I. Cohen
---------------------------
Title:  Assistant Secretary